Exhibit 99.1

WEBSTER REPORTS
FIRST QUARTER 2023 EPS OF $1.24; ADJUSTED EPS OF $1.49
STAMFORD, Conn., April 20, 2023 - Webster Financial Corporation ("Webster") (NYSE: WBS), the holding company for Webster Bank, N.A. and its HSA Bank division, today announced net income available to common stockholders of $216.8 million, or $1.24 per diluted share, for the quarter ended March 31, 2023, compared to net (loss) available to common stockholders of $(20.2) million, or $(0.14) per diluted share, for the quarter ended March 31, 2022.
First quarter 2023 results include $56.6 million pre-tax ($42.3 million after tax), or $0.251 per diluted share, of charges related to the merger with Sterling Bancorp on January 31, 2022 ("the merger") and balance sheet repositioning. Excluding these charges, adjusted earnings per diluted share would have been $1.491 for the quarter ended March 31, 2023.
"Webster generated solid results during a challenging time for the banking industry," said John R. Ciulla, president and chief executive officer. "Our diverse businesses, strong capital position, unique deposit profile, and solid risk management framework, allow our company to deliver for our clients in all operating environments."
Highlights for the first quarter of 2023:
•Revenue of $666.0 million.
•Period end loans and leases balance of $50.9 billion, up $1.2 billion or 2.3 percent linked quarter; 81 percent commercial loans and leases, 19 percent consumer loans, and a loan to deposit ratio of 92 percent.
•Period end deposits balance of $55.3 billion, up $1.2 billion or 2.3 percent linked quarter.
•Provision for credit losses totaled $46.7 million.
•Charges related to the merger and balance sheet repositioning totaled $56.6 million.
•Return on average assets of 1.22 percent; adjusted 1.46 percent1.
•Return on average tangible common equity of 17.66 percent1; adjusted 20.98 percent1.
•Net interest margin of 3.66 percent, down 8 basis points from prior quarter.
•Common equity tier 1 ratio of 10.40 percent.
•Efficiency ratio of 41.64 percent1.
•Tangible common equity ratio of 7.15 percent1.
"Webster’s financial prospects remain strong," said Glenn MacInnes, executive vice president and chief financial officer. "Along with core deposit growth, we took actions that provided ample liquidity and funding optionality going forward."
1 See reconciliations to GAAP financial measures beginning on page 18.

Line of Business performance compared to the first quarter of 2022
Commercial Banking
Webster’s Commercial Banking segment serves businesses that have more than $2 million of revenue through its business banking, middle market, asset-based lending, equipment finance, commercial real estate, sponsor finance, private banking, and treasury services business units. At March 31, 2023, Commercial Banking had $41.3 billion in loans and leases and $18.3 billion in deposits.
Commercial Banking Operating Results:

			Percent
	Three months ended March 31,		Favorable/
(In thousands)	2023	2022	(Unfavorable)
Net interest income	$384,314	$287,069	33.9%
Non-interest income	35,397	38,743	(8.6)
Operating revenue	419,711	325,812	28.8
Non-interest expense	108,509	89,240	(21.6)
Pre-tax, pre-provision net revenue	$311,202	$236,572	31.5

			Percent
	At March 31,		Increase/
(In millions)	2023	2022	(Decrease)
Loans and leases	$41,287	$34,928	18.2%
Deposits	18,298	21,528	(15.0)
AUA / AUM (off balance sheet)	2,670	2,692	(0.8)
Pre-tax, pre-provision net revenue increased $74.6 million, to $311.2 million, in the quarter as compared to prior year. The increase in pre-tax, pre-provision net revenue was partially attributable to the timing of the merger in the first quarter 2022. Net interest income increased $97.2 million, to $384.3 million, primarily driven by the merger, organic loan growth since the merger, and the impact of the higher rate environment. Non-interest income decreased $3.3 million, to $35.4 million, driven by decreases of $3.5 million in prepayment penalties, $1.2 million in cash management fees, and $0.6 million in fees from interest rate hedging activities; partially offset by $1.9 million of higher syndication fees. Non-interest expense increased $19.3 million, to $108.5 million, primarily resulting from $19.0 million of higher expenses due to the timing of the merger in the first quarter of 2022.

HSA Bank
Webster’s HSA Bank division offers a comprehensive consumer-directed healthcare solution that includes health savings accounts, health reimbursement arrangements, flexible spending accounts and commuter benefits. Health savings accounts are distributed nationwide directly to employers and individual consumers, as well as through national and regional insurance carriers, benefit consultants, and financial advisors. At March 31, 2023, HSA Bank had $12.1 billion in total footings comprising $8.3 billion in deposits and $3.8 billion in assets under administration through linked investment accounts.
HSA Bank Operating Results:

			Percent
	Three months ended March 31,		Favorable/
(In thousands)	2023	2022	(Unfavorable)
Net interest income	$71,730	$44,577	60.9%
Non-interest income	24,067	26,958	(10.7)
Operating revenue	95,797	71,535	33.9
Non-interest expense	43,700	36,409	(20.0)
Pre-tax, net revenue	$52,097	$35,126	48.3

			Percent
	At March 31,		Increase/
(Dollars in millions)	2023	2022	(Decrease)
Number of accounts (thousands)	3,172	3,067	3.4%

Deposits	$8,273	$7,805	6.0
Linked investment accounts (off balance sheet)	3,776	3,761	0.4
Total footings	$12,049	$11,566	4.2
Pre-tax net revenue increased $17.0 million, to $52.1 million, in the quarter as compared to prior year. Net interest income increased $27.2 million, to $71.7 million, primarily due to an increase in net deposit spread and growth in deposits. Non-interest income decreased $2.9 million, to $24.1 million, primarily due to lower client account fees. Non-interest expense increased $7.3 million, to $43.7 million, primarily due to higher compensation and service contract expense related to account growth and the continued investment in our user experience build out.

Consumer Banking
Webster's Consumer Banking segment serves consumer and business banking customers primarily throughout southern New England and the New York Metro and Suburban markets. Consumer Banking is comprised of the Consumer Lending and Small Business Banking business units, as well as a distribution network consisting of 201 banking centers and 351 ATMs, a customer care center, and a full range of web and mobile-based banking services. Additionally, the Webster Investment Services group provides investment services to consumers and small business owners within Webster's targeted markets and retail footprint. At March 31, 2023, Consumer Banking had $9.6 billion in loans and $23.7 billion in deposits, as well as $7.8 billion in assets under administration.
Consumer Banking Operating Results:

			Percent
	Three months ended March 31,		Favorable/
(In thousands)	2023	2022	(Unfavorable)
Net interest income	$210,583	$136,677	54.1%
Non-interest income	25,959	27,901	(7.0)
Operating revenue	236,542	164,578	43.7
Non-interest expense	106,879	95,510	(11.9)
Pre-tax, pre-provision net revenue	$129,663	$69,068	87.7

	At March 31,		Percent
(In millions)	2023	2022	Increase
Loans	$9,617	$8,595	11.9%
Deposits	23,698	24,150	(1.9)
AUA (off balance sheet)	7,750	8,096	(4.3)
Pre-tax, pre-provision net revenue increased $60.6 million, to $129.7 million, in the quarter as compared to prior year. The increase in balances and income was partially attributable to the merger in the first quarter of 2022. Net interest income increased $73.9 million, to $210.6 million, primarily driven by the merger and the impact of a higher rate environment on the value of deposits. Non-interest income decreased $1.9 million, to $26.0 million, driven by $3.6 million in lower net investment services income, which was attributable to the new outsourcing model adopted in 2022, partially offset by higher deposit related fee income. Non-interest expense increased $11.4 million, to $106.9 million, primarily driven by $12.9 million of incremental expenses due to the timing of the merger, partially offset by lower compensation-related expenses.

Consolidated financial performance:
Current period performance, when compared to the first quarter of 2022, is impacted by the timing of the merger with Sterling Bancorp occurring on January 31, 2022 as the first quarter of 2022 does not represent a full quarter of combined earnings.
Quarterly net interest income compared to the first quarter of 2022:
•Net interest income was $595.3 million compared to $394.2 million.
•Net interest margin was 3.66 percent compared to 3.21 percent. The yield on interest-earning assets increased by 175 basis points, and the cost of interest-bearing liabilities increased by 139 basis points.
•Average interest-earning assets totaled $66.1 billion and increased by $15.8 billion, or 31.3 percent.
•Average loans and leases totaled $50.1 billion and increased by $14.2 billion, or 39.5 percent.
•Average deposits totaled $54.8 billion and increased by $8.9 billion, or 19.4 percent.
Quarterly provision for credit losses:
•The provision for credit losses reflects a $46.7 million expense in the quarter, contributing to a $19.2 million increase in the allowance for credit losses on loans and leases. The provision also reflects a decrease in the reserves on unfunded commitments of $1.7 million. The provision for credit losses also reflected an expense of $43.0 million in the prior quarter, and $188.8 million a year ago.
•Net charge-offs were $24.5 million, compared to $20.2 million in the prior quarter, and $8.9 million a year ago. The ratio of net charge-offs to average loans and leases on an annualized basis was 0.20 percent, compared to 0.17 percent in the prior quarter, and 0.10 percent a year ago.
•The allowance for credit losses on loans and leases represented 1.21 percent of total loans and leases at March 31, 2023, compared to 1.20 percent at December 31, 2022, and 1.31 percent at March 31, 2022. The allowance represented 332 percent of nonperforming loans and leases at March 31, 2023, compared to 292 percent at December 31, 2022, and 229 percent at March 31, 2022.
Quarterly non-interest income compared to the first quarter of 2022:
•Total non-interest income was $70.8 million compared to $104.0 million, a decrease of $33.2 million. The decrease primarily reflects losses on the sale of securities, lower client hedging income and valuation marks, the outsourcing of the consumer investment services platform, lower client account fees, and lower prepayment and other loan related fees.

Quarterly non-interest expense compared to the first quarter of 2022:
•Total non-interest expense was $332.5 million compared to $359.8 million, a decrease of $27.3 million. Total non-interest expense includes a net $29.4 million of merger and strategic initiatives charges, compared to a net $104.4 million a year ago. Excluding those charges, total non-interest expense increased $47.7 million, which reflects a full quarter impact of the merger compared to two thirds impact a year ago. After adjusting for merger and strategic initiative charges and the full quarter impact of the merger, expenses increased modestly year-over-year. The modest increase reflects expense benefits from the merger and outsourcing of the consumer investments services platform, which were offset by an increase in intangible amortization and strategic investments including operating expenses associated with the Bend and interLINK acquisitions.
Quarterly income taxes compared to the first quarter of 2022:
•Income tax expense (benefit) was $65.8 million compared to $(33.6) million, and the effective tax rate was 23.0 percent compared to an effective tax benefit rate of (66.7) percent. The tax benefit and effective tax benefit rate a year ago reflected the pre-tax loss recognized in that period.
Investment securities:
•Total investment securities, net were $14.9 billion, compared to $14.5 billion at December 31, 2022, and $15.1 billion at March 31, 2022. The carrying value of the available-for-sale portfolio included $766.4 million of net unrealized losses, compared to $864.5 million at December 31, 2022, and $328.4 million at March 31, 2022. The carrying value of the held-to-maturity portfolio does not reflect $742.8 million of net unrealized losses, compared to $803.4 million at December 31, 2022, and $270.8 million at March 31, 2022.
Loans and leases:
•Total loans and leases were $50.9 billion, compared to $49.8 billion at December 31, 2022, and $43.5 billion at March 31, 2022. Compared to December 31, 2022, commercial loans and leases increased by $0.3 billion, commercial real estate loans increased by $0.9 billion, residential mortgages increased by $38.1 million, while consumer loans decreased by $61.2 million.
•Compared to a year ago, commercial loans and leases increased by $3.4 billion, commercial real estate loans increased by $2.9 billion, residential mortgages increased by $1.2 billion, while consumer loans decreased by $131.3 million.
•Loan originations for the portfolio were $3.3 billion, compared to $4.7 billion in the prior quarter, and $2.6 billion a year ago. In addition, $2.5 million of residential loans were originated for sale in the quarter, compared to $3.5 million in the prior quarter, and $23.1 million a year ago.

Asset quality:
•Total nonperforming loans and leases were $185.0 million, or 0.36 percent of total loans and leases, compared to $203.8 million, or 0.41 percent of total loans and leases, at December 31, 2022, and $248.1 million, or 0.57 percent of total loans and leases, at March 31, 2022.
•Past due loans and leases were $44.2 million, compared to $73.7 million at December 31, 2022, and $71.5 million at March 31, 2022.
Deposits and borrowings:
•Total deposits were $55.3 billion, compared to $54.1 billion at December 31, 2022, and $54.4 billion at March 31, 2022. Core deposits to total deposits1 were 91.8 percent, compared to 92.3 percent at December 31, 2022, and 94.8 percent at March 31, 2022. The loan to deposit ratio was 92.1 percent at both March 31, 2023, and December 31, 2022, and 80.1 percent at March 31, 2022.
•Total borrowings were $9.9 billion, compared to $7.7 billion at December 31, 2022, and $1.6 billion at March 31, 2022.
Capital:
•The return on average common stockholders’ equity and the return on average tangible common stockholders’ equity1 were 10.94 percent and 17.66 percent, respectively, compared to (1.25) percent and (1.36) percent, respectively, in the first quarter of 2022.
•The tangible equity1 and tangible common equity1 ratios were 7.55 percent and 7.15 percent, respectively, compared to 8.72 percent and 8.26 percent, respectively, at March 31, 2022. The common equity tier 1 ratio was 10.40 percent, compared to 11.46 percent at March 31, 2022.
•Book value and tangible book value per common share1 were $45.85 and $29.47, respectively, compared to $44.32 and $28.94, respectively, at March 31, 2022.

1 See reconciliations to GAAP financial measures beginning on page 18.

***

Webster Financial Corporation (NYSE:WBS) is the holding company for Webster Bank, N.A. and its HSA Bank Division. Webster is a leading commercial bank in the Northeast that provides a wide range of digital and traditional financial solutions across three differentiated lines of business: Commercial Banking, Consumer Banking and its HSA Bank division, one of the country's largest providers of employee benefits solutions. Headquartered in Stamford, CT, Webster is a values-driven organization with $75 billion in assets. Its core footprint spans the northeastern U.S. from New York to Massachusetts, with certain businesses operating in extended geographies. Webster Bank is a member of the FDIC and an equal housing lender. For more information about Webster, including past press releases and the latest annual report, visit the Webster website at www.websterbank.com.
Conference Call
A conference call covering Webster’s first quarter 2023 earnings announcement will be held today, Thursday, April 20, 2023 at 9:00 a.m. Eastern Time. To listen to the live call, please dial 888-330-2446, or 240-789-2732 for international callers. The passcode is 8607257. The webcast, along with related slides, will be available via Webster's Investor Relations website at investors.websterbank.com. A replay of the conference call will be available for one week via the website listed above, beginning at approximately 12:00 noon (Eastern) on April 20, 2023. To access the replay, dial 800-770-2030, or 647-362-9199 for international callers. The replay conference ID number is 8607257.

Media Contact
Alice Ferreira, 203-578-2610
acferreira@websterbank.com

Investor Contact
Emlen Harmon, 212-309-7646
eharmon@websterbank.com

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may,” “plans,” “estimates,” and similar references to future periods; however, such words are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, and other financial items; (ii) statements of plans, objectives, and expectations of Webster or its management or Board of Directors; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Forward-looking statements are based on Webster’s current expectations and assumptions regarding its business, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Webster’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to: (1) Webster's ability to successfully integrate the operations of Webster and Sterling Bancorp and realize the anticipated benefits of the merger; (2) Webster's ability to successfully execute its business plan and strategic initiatives, and manage any risks or uncertainties; (3) Webster's ability to successfully achieve the anticipated cost reductions and operating efficiencies from planned strategic initiatives, including process automation, organization simplification, and spending reductions, and avoid any higher than anticipated costs or delays in the ongoing implementation; (4) local, regional, national, and international economic conditions and the impact they may have on Webster and its customers; (5) volatility and disruption in national and international financial markets, including as a result of geopolitical conflict such as the war between Russia and Ukraine; (6) the potential adverse effects of the ongoing novel coronavirus (COVID-19) pandemic, or other unusual and infrequently occurring events, and any governmental or societal responses thereto; (7) changes in laws and regulations, including those concerning banking, taxes, dividends, securities, insurance, and healthcare, with which Webster and its subsidiaries must comply; (8) adverse conditions in the securities markets that lead to impairment in the value of Webster's investment securities and goodwill; (9) inflation, changes in interest rates, and monetary fluctuations; (10) the replacement of and transition from the London Interbank Offered Rate (LIBOR) to the Secured Overnight Financing Rate (SOFR) as the primary interest rate benchmark; (11) the timely development and acceptance of new products and services and the perceived value of those products and services by customers; (12) changes in deposit flows, consumer spending, borrowings, and savings habits; (13) Webster's ability to implement new technologies and maintain secure and reliable technology systems; (14) the effects of any cyber threats, attacks or events or fraudulent activity; (15) performance by Webster's counterparties and vendors; (16) Webster's ability to increase market share and control expenses; (17) changes in the competitive environment among banks, financial holding companies, and other financial services providers; (18) changes in the level of non-performing assets and charge-offs; (19) changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; (20) the effect of changes in accounting policies and practices applicable to Webster, including the impact of recently adopted accounting guidance; (21) legal and regulatory developments including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews; (22) Webster's ability to appropriately address social, environmental, and sustainability concerns that may arise from its business activities; and (23) the other factors that are described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the headings “Risk Factors” and “Management Discussion and Analysis of Financial Condition and Results of Operations.” Any forward-looking statement made by the Company in this release speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this press release contains certain non-GAAP financial measures. A reconciliation of net income, ROATCE, and other performance ratios, in each case as adjusted, is included in the accompanying selected financial highlights table.

Webster believes that providing certain non-GAAP financial measures provides investors with information useful in understanding its financial performance, performance trends, and financial position. Webster utilizes these measures for internal planning and forecasting purposes. Webster, as well as securities analysts, investors, and other interested parties, also use these measures to compare peer company operating performance. Webster believes that its presentation and discussion, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting its business and allows investors to view performance in a manner similar to management. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results, and Webster strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

WEBSTER FINANCIAL CORPORATION Selected Financial Highlights (unaudited)
	At or for the Three Months Ended
(In thousands, except per share data)	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022

Income and performance ratios:
Net income (loss)	$221,004	$244,751	$233,968	$182,311	$(16,747)
Net income (loss) available to common stockholders	216,841	240,588	229,806	178,148	(20,178)
Earnings (loss) per diluted common share	1.24	1.38	1.31	1.00	(0.14)
Return on average assets	1.22%	1.40%	1.38%	1.10%	(0.12)%
Return on average tangible common stockholders' equity (1)	17.66	19.93	18.62	14.50	(1.36)
Return on average common stockholders’ equity	10.94	12.54	11.78	9.09	(1.25)
Non-interest income as a percentage of total revenue	10.62	14.50	17.10	19.90	20.88

Asset quality:
Allowance for credit losses on loans and leases	$613,914	$594,741	$574,325	$571,499	$569,371
Nonperforming assets	186,551	206,136	211,627	250,242	251,206
Allowance for credit losses on loans and leases / total loans and leases	1.21%	1.20%	1.20%	1.25%	1.31%
Net charge-offs / average loans and leases (annualized)	0.20	0.17	0.25	0.09	0.10
Nonperforming loans and leases / total loans and leases	0.36	0.41	0.44	0.54	0.57
Nonperforming assets / total loans and leases plus OREO	0.37	0.41	0.44	0.55	0.58
Allowance for credit losses on loans and leases / nonperforming loans and leases	331.81	291.84	274.12	230.88	229.48

Other ratios:
Tangible equity (1)	7.55%	7.79%	7.70%	8.12%	8.72%
Tangible common equity (1)	7.15	7.38	7.27	7.68	8.26
Tier 1 risk-based capital (2)	10.91	11.23	11.35	11.65	12.05
Total risk-based capital (2)	12.94	13.25	13.38	13.91	14.41
Common equity tier 1 risk-based capital (2)	10.40	10.71	10.80	11.09	11.46
Stockholders’ equity / total assets	11.08	11.30	11.33	11.83	12.55
Net interest margin	3.66	3.74	3.54	3.28	3.21
Efficiency ratio (1)	41.64	40.27	41.17	45.25	48.73

Equity and share related:
Common equity	$8,010,315	$7,772,207	$7,542,431	$7,713,809	$7,893,156
Book value per common share	45.85	44.67	43.32	43.82	44.32
Tangible book value per common share (1)	29.47	29.07	27.69	28.31	28.94
Common stock closing price	39.42	47.34	45.20	42.15	56.12
Dividends declared per common share	0.40	0.40	0.40	0.40	0.40
Common shares issued and outstanding	174,712	174,008	174,116	176,041	178,102
Weighted-average common shares outstanding - Basic	172,766	172,522	173,868	175,845	147,394
Weighted-average common shares outstanding - Diluted	172,883	172,699	173,944	175,895	147,394
(1) See Reconciliations to GAAP financial measures beginning on page 18.
(2) Presented as preliminary for March 31, 2023, and actual for the remaining periods.

WEBSTER FINANCIAL CORPORATION Consolidated Balance Sheets (unaudited)
(In thousands)	March 31, 2023	December 31, 2022	March 31, 2022
Assets:
Cash and due from banks	$201,683	$264,118	$240,435
Interest-bearing deposits	2,232,388	575,825	552,778
Securities:
Available-for-sale	7,798,977	7,892,697	8,744,897
Held-to-maturity, net	7,063,223	6,564,697	6,362,254
Total securities, net	14,862,200	14,457,394	15,107,151
Loans held for sale	210,724	1,991	17,970
Loans and Leases:
Commercial	20,775,893	20,484,806	17,386,139
Commercial real estate	20,513,182	19,619,145	17,584,947
Residential mortgages	8,001,563	7,963,420	6,798,199
Consumer	1,635,885	1,697,055	1,767,200
Total loans and leases	50,926,523	49,764,426	43,536,485
Allowance for credit losses on loans and leases	(613,914)	(594,741)	(569,371)
Loans and leases, net	50,312,609	49,169,685	42,967,114
Federal Home Loan Bank and Federal Reserve Bank stock	584,724	445,900	206,123
Premises and equipment, net	431,432	430,184	490,004
Goodwill and other intangible assets, net	2,861,310	2,713,446	2,738,353
Cash surrender value of life insurance policies	1,233,994	1,229,169	1,222,898
Deferred tax asset, net	315,525	371,634	178,042
Accrued interest receivable and other assets	1,597,806	1,618,175	1,410,616
Total Assets	$74,844,395	$71,277,521	$65,131,484

Liabilities and Stockholders' Equity:
Deposits:
Demand	$12,007,387	$12,974,975	$13,570,702
Health savings accounts	8,272,507	7,944,892	7,804,858
Interest-bearing checking	8,560,750	9,237,529	9,579,839
Money market	14,203,858	11,062,652	11,964,649
Savings	7,723,198	8,673,343	8,615,138
Certificates of deposit	3,855,406	2,729,332	2,821,097
Brokered certificates of deposit	674,373	1,431,617	—
Total deposits	55,297,479	54,054,340	54,356,283
Securities sold under agreements to repurchase and other borrowings	306,154	1,151,830	518,733
Federal Home Loan Bank advances	8,560,461	5,460,552	10,903
Long-term debt	1,071,413	1,073,128	1,078,274
Accrued expenses and other liabilities	1,314,594	1,481,485	990,156
Total liabilities	66,550,101	63,221,335	56,954,349
Preferred stock	283,979	283,979	283,979
Common stockholders' equity	8,010,315	7,772,207	7,893,156
Total stockholders’ equity	8,294,294	8,056,186	8,177,135
Total Liabilities and Stockholders' Equity	$74,844,395	$71,277,521	$65,131,484

WEBSTER FINANCIAL CORPORATION Consolidated Statements of Income (unaudited)
	Three months ended March 31,
(In thousands, except per share data)	2023	2022
Interest income:
Interest and fees on loans and leases	$716,356	$346,276
Interest and dividends on securities	114,556	63,526
Loans held for sale	16	26
Total interest income	830,928	409,828
Interest expense:
Deposits	150,204	7,399
Borrowings	85,441	8,181
Total interest expense	235,645	15,580
Net interest income	595,283	394,248
Provision for credit losses	46,749	188,845
Net interest income after provision for loan and lease losses	548,534	205,403
Non-interest income:
Deposit service fees	45,436	47,827
Loan and lease related fees	23,005	22,679
Wealth and investment services	6,587	10,597
Mortgage banking activities	59	428
Increase in cash surrender value of life insurance policies	6,728	6,732
(Loss) on sale of investment securities, net	(16,747)	—
Other income	5,698	15,772
Total non-interest income	70,766	104,035
Non-interest expense:
Compensation and benefits	173,200	184,002
Occupancy	20,171	18,615
Technology and equipment	44,366	55,401
Marketing	3,476	3,509
Professional and outside services	32,434	54,091
Intangible assets amortization	9,497	6,387
Loan workout expenses	606	680
Deposit insurance	12,323	5,222
Other expenses	36,394	31,878
Total non-interest expense	332,467	359,785
Income (loss) before income taxes	286,833	(50,347)
Income tax expense (benefit)	65,829	(33,600)
Net income (loss)	221,004	(16,747)
Preferred stock dividends	(4,163)	(3,431)
Net income (loss) available to common stockholders	$216,841	$(20,178)

Weighted-average common shares outstanding - Diluted	172,883	147,394

Earnings (loss) per common share:
Basic	$1.24	$(0.14)
Diluted	1.24	(0.14)

WEBSTER FINANCIAL CORPORATION Five Quarter Consolidated Statements of Income (unaudited)
	Three Months Ended
(In thousands, except per share data)	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Interest income:
Interest and fees on loans and leases	$716,356	$642,784	$525,960	$431,538	$346,276
Interest and dividends on securities	114,556	100,804	91,569	82,202	63,526
Loans held for sale	16	5	40	7	26
Total interest income	830,928	743,593	617,569	513,747	409,828
Interest expense:
Deposits	150,204	81,202	37,492	12,459	7,399
Borrowings	85,441	60,016	29,074	14,628	8,181
Total interest expense	235,645	141,218	66,566	27,087	15,580
Net interest income	595,283	602,375	551,003	486,660	394,248
Provision for credit losses	46,749	43,000	36,531	12,243	188,845
Net interest income after provision for loan and lease losses	548,534	559,375	514,472	474,417	205,403
Non-interest income:
Deposit service fees	45,436	48,453	50,807	51,385	47,827
Loan and lease related fees	23,005	25,632	26,769	27,907	22,679
Wealth and investment services	6,587	7,017	11,419	11,244	10,597
Mortgage banking activities	59	89	86	102	428
Increase in cash surrender value of life insurance policies	6,728	6,543	7,718	8,244	6,732
(Loss) on sale of investment securities, net	(16,747)	(4,517)	(2,234)	—	—
Other income	5,698	18,962	19,071	22,051	15,772
Total non-interest income	70,766	102,179	113,636	120,933	104,035
Non-interest expense:
Compensation and benefits	173,200	177,979	173,983	187,656	184,002
Occupancy	20,171	20,174	23,517	51,593	18,615
Technology and equipment	44,366	44,202	45,283	41,498	55,401
Marketing	3,476	5,570	3,918	3,441	3,509
Professional and outside services	32,434	26,489	21,618	15,332	54,091
Intangible assets amortization	9,497	8,240	8,511	8,802	6,387
Loan workout expenses	606	606	580	732	680
Deposit insurance	12,323	6,578	8,026	6,748	5,222
Other expenses	36,394	58,552	44,635	42,425	31,878
Total non-interest expense	332,467	348,390	330,071	358,227	359,785
Income (loss) before income taxes	286,833	313,164	298,037	237,123	(50,347)
Income tax expense (benefit)	65,829	68,413	64,069	54,812	(33,600)
Net income (loss)	221,004	244,751	233,968	182,311	(16,747)
Preferred stock dividends	(4,163)	(4,163)	(4,162)	(4,163)	(3,431)
Net income (loss) available to common stockholders	$216,841	$240,588	$229,806	$178,148	$(20,178)

Weighted-average common shares outstanding - Diluted	172,883	172,699	173,944	175,895	147,394

Earnings (loss) per common share:
Basic	$1.24	$1.38	$1.31	$1.00	$(0.14)
Diluted	1.24	1.38	1.31	1.00	(0.14)

WEBSTER FINANCIAL CORPORATION Consolidated Average Balances, Interest, Yields and Rates, and Net Interest Margin on a Fully Tax-equivalent Basis (unaudited)
	Three Months Ended March 31,
		2023			2022
(Dollars in thousands)	Average balance	Interest	Yield/rate	Average balance	Interest	Yield/rate
Assets:
Interest-earning assets:
Loans and leases	$50,095,192	$725,543	5.80%	$35,912,829	$349,417	3.90%
Investment securities (1)	14,633,245	105,974	2.79	13,421,543	67,269	2.02
Federal Home Loan and Federal Reserve Bank stock	459,375	4,910	4.34	166,357	821	2.00
Interest-bearing deposits (2)	898,884	10,396	4.63	799,265	453	0.23
Loans held for sale	4,630	16	1.39	17,918	26	0.58
Total interest-earning assets	66,091,326	$846,839	5.08%	50,317,912	$417,986	3.33%
Non-interest-earning assets	6,225,199			4,490,665
Total Assets	$72,316,525			$54,808,577

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Demand deposits	$12,629,928	$—	—%	$11,263,282	$—	—%
Health savings accounts	8,292,450	3,027	0.15	7,759,465	1,087	0.06
Interest-bearing checking, money market and savings	29,853,370	123,048	1.67	24,316,436	5,019	0.08
Certificates of deposit and brokered deposits	4,024,472	24,129	2.43	2,544,286	1,293	0.21
Total deposits	54,800,220	150,204	1.11	45,883,469	7,399	0.07

Securities sold under agreements to repurchase and other borrowings	915,023	7,827	3.42	577,039	957	0.66
Federal Home Loan Bank advances	5,673,826	68,126	4.80	10,936	56	2.03
Long-term debt (1)	1,072,252	9,488	3.65	896,310	7,168	3.34
Total borrowings	7,661,101	85,441	4.48	1,484,285	8,181	2.26
Total interest-bearing liabilities	62,461,321	$235,645	1.52%	47,367,754	$15,580	0.13%
Non-interest-bearing liabilities	1,639,528			749,333
Total liabilities	64,100,849			48,117,087

Preferred stock	283,979			236,121
Common stockholders' equity	7,931,697			6,455,369
Total stockholders' equity	8,215,676			6,691,490
Total Liabilities and Stockholders' Equity	$72,316,525			$54,808,577
Tax-equivalent net interest income		611,194			402,406
Less: tax-equivalent adjustments		(15,911)			(8,158)
Net interest income		$595,283			$394,248
Net interest margin			3.66%			3.21%

(1) For the purposes of average yield/rate and margin computations, unsettled trades on investment securities and unrealized gain (loss) balances on securities available-for-sale and senior fixed-rate notes hedges are excluded.
(2) Interest-bearing deposits is a component of cash and cash equivalents on the Consolidated Balance Sheets.

WEBSTER FINANCIAL CORPORATION Five Quarter Loan and Lease Balances (unaudited)
(Dollars in thousands)	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Loan and Lease Balances (actual):
Commercial non-mortgage	$19,015,366	$18,663,164	$17,807,234	$16,628,317	$15,578,594
Asset-based lending	1,760,527	1,821,642	1,803,719	1,892,278	1,807,545
Commercial real estate	20,513,182	19,619,145	18,862,619	18,141,670	17,584,947
Residential mortgages	8,001,563	7,963,420	7,617,955	7,223,728	6,798,199
Consumer	1,635,885	1,697,055	1,732,348	1,760,750	1,767,200
Total Loan and Lease Balances	50,926,523	49,764,426	47,823,875	45,646,743	43,536,485
Allowance for credit losses on loans and leases	(613,914)	(594,741)	(574,325)	(571,499)	(569,371)
Loans and Leases, net	$50,312,609	$49,169,685	$47,249,550	$45,075,244	$42,967,114

Loan and Lease Balances (average):
Commercial non-mortgage	$18,670,917	$18,024,771	$16,780,780	$15,850,507	$12,568,454
Asset-based lending	1,790,992	1,780,874	1,811,073	1,851,956	1,540,301
Commercial real estate	19,970,326	19,234,292	18,503,077	17,756,151	13,732,925
Residential mortgages	7,995,327	7,819,415	7,384,704	6,905,509	6,322,495
Consumer	1,667,630	1,715,513	1,750,044	1,756,575	1,748,654
Total Loan and Lease Balances	$50,095,192	$48,574,865	$46,229,678	$44,120,698	$35,912,829

WEBSTER FINANCIAL CORPORATION Five Quarter Nonperforming Assets and Past Due Loans and Leases (unaudited)
(Dollars in thousands)	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Nonperforming loans and leases:
Commercial non-mortgage	$86,537	$89,416	$80,002	$112,006	$108,460
Asset-based lending	9,450	20,046	25,115	25,862	5,494
Commercial real estate	35,832	41,580	49,054	49,935	74,581
Residential mortgages	25,096	25,613	25,563	27,213	27,318
Consumer	28,105	27,136	29,782	32,514	32,258
Total nonperforming loans and leases	$185,020	$203,791	$209,516	$247,530	$248,111

Other real estate owned and repossessed assets:
Commercial non-mortgage	$153	$78	$—	$—	$—
Residential mortgages	662	2,024	2,024	2,558	2,582
Consumer	716	243	87	154	513
Total other real estate owned and repossessed assets	$1,531	$2,345	$2,111	$2,712	$3,095
Total nonperforming assets	$186,551	$206,136	$211,627	$250,242	$251,206

Past due 30-89 days:
Commercial non-mortgage	$9,645	$20,248	$17,440	$6,006	$8,025
Asset-based lending	—	5,921	—	—	24,103
Commercial real estate	17,115	26,147	6,050	25,587	20,533
Residential mortgages	10,710	11,385	12,577	10,781	9,307
Consumer	6,110	9,194	9,656	9,275	9,379
Total past due 30-89 days	$43,580	$72,895	$45,723	$51,649	$71,347
Past due 90 days or more and accruing	602	770	711	8	124
Total past due loans and leases	$44,182	$73,665	$46,434	$51,657	$71,471

Five Quarter Changes in the Allowance for Credit Losses on Loans and Leases (unaudited)
	For the Three Months Ended
(Dollars in thousands)	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
ACL on loans and leases, beginning balance	$594,741	$574,325	$571,499	$569,371	$301,187
Adoption of ASU No. 2022-02	5,873	—	—	—	—
Initial allowance on PCD loans and leases (1)	—	—	—	—	88,045
Provision	37,821	40,649	31,352	11,728	189,068
Charge-offs:
Commercial portfolio	26,410	21,499	31,356	18,757	11,248
Consumer portfolio	1,098	1,193	1,453	896	1,120
Total charge-offs	27,508	22,692	32,809	19,653	12,368
Recoveries:
Commercial portfolio	1,574	895	1,413	7,765	1,364
Consumer portfolio	1,413	1,564	2,870	2,288	2,075
Total recoveries	2,987	2,459	4,283	10,053	3,439
Total net charge-offs	24,521	20,233	28,526	9,600	8,929
ACL on loans and leases, ending balance	$613,914	$594,741	$574,325	$571,499	$569,371
ACL on unfunded loan commitments, ending balance	26,051	27,707	25,329	20,149	19,640
Total ACL, ending balance	$639,965	$622,448	$599,654	$591,648	$589,011
(1)Represents the establishment of the initial reserve for PCD loans and leases net of $48 million in charge-offs recognized upon completion of the merger with Sterling in accordance with GAAP.

WEBSTER FINANCIAL CORPORATION
Reconciliations to GAAP Financial Measures
The Company evaluates its business based on certain ratios that utilize non-GAAP financial measures. The Company believes the use of these non-GAAP financial measures provides additional clarity in assessing the results and financial position of the Company. Other companies may define or calculate supplemental financial data differently.
The efficiency ratio, which measures the costs expended to generate a dollar of revenue, is calculated excluding certain non-operational items. Return on average tangible common stockholders' equity (ROATCE) measures the Company’s net income available to common stockholders, adjusted for the tax-effected amortization of intangible assets, as a percentage of average stockholders’ equity less average preferred stock and average goodwill and intangible assets. The tangible equity ratio represents stockholders’ equity less goodwill and intangible assets divided by total assets less goodwill and intangible assets. The tangible common equity ratio represents stockholders’ equity less preferred stock and goodwill and intangible assets divided by total assets less goodwill and intangible assets. Tangible book value per common share represents stockholders’ equity less preferred stock and goodwill and intangible assets divided by common shares outstanding at the end of the period. Core deposits express total deposits less certificates of deposit and brokered time deposits. Adjusted net income available to common stockholders, adjusted diluted earnings per share (EPS), adjusted ROATCE, and adjusted return on average assets (ROAA) are calculated by excluding after tax non-operational items including merger-related expenses and the initial non-PCD provision related to the merger. See the tables below for reconciliations of these non-GAAP financial measures with financial measures defined by GAAP.

	At or for the Three Months Ended
(In thousands, except per share data)	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Efficiency ratio:
Non-interest expense	$332,467	$348,390	$330,071	$358,227	$359,785
Less: Foreclosed property activity	(262)	(80)	(393)	(358)	(75)
Intangible assets amortization	9,497	8,240	8,511	8,802	6,387
Operating lease depreciation	1,884	2,021	2,115	2,425	1,632
Strategic initiatives and other (1)	—	143	11,617	(152)	(4,140)
Merger related	29,373	45,790	25,536	66,640	108,495
Non-interest expense	$291,975	$292,276	$282,685	$280,870	$247,486
Net interest income	$595,283	$602,375	$551,003	$486,660	$394,248
Add: Tax-equivalent adjustment	15,911	13,991	13,247	11,732	8,158
Non-interest income	70,766	102,179	113,636	120,933	104,035
Other income (2)	4,311	4,814	11,186	3,805	3,082
Less: Operating lease depreciation	1,884	2,021	2,115	2,425	1,632
(Loss) on sale of investment securities, net	(16,747)	(4,517)	(2,234)	—	—
Other (3)	—	—	2,548	—	—
Income	$701,134	$725,855	$686,643	$620,705	$507,891
Efficiency ratio	41.64%	40.27%	41.17%	45.25%	48.73%

Return on average tangible common stockholders' equity:
Net income (loss)	$221,004	$244,751	$233,968	$182,311	$(16,747)
Less: Preferred stock dividends	4,163	4,163	4,162	4,163	3,431
Add: Intangible assets amortization, tax-effected	7,503	6,510	6,724	6,954	5,046
Adjusted income (loss)	$224,344	$247,098	$236,530	$185,102	$(15,132)
Adjusted income (loss), annualized basis	$897,376	$988,392	$946,120	$740,408	$(60,528)
Average stockholders' equity	$8,215,676	$7,960,900	$8,090,044	$8,125,518	$6,691,490
Less: Average preferred stock	283,979	283,979	283,979	283,979	236,121
Average goodwill and other intangible assets	2,849,673	2,716,981	2,725,200	2,733,827	2,007,266
Average tangible common stockholders' equity	$5,082,024	$4,959,940	$5,080,865	$5,107,712	$4,448,103
Return on average tangible common stockholders' equity	17.66%	19.93%	18.62%	14.50%	(1.36)%
(1)The three months ended September 30, 2022, primarily includes a contribution to the Webster foundation of $10.5 million (included within other non-interest expense).
(2)Other income includes the taxable equivalent of net income generated from low income housing tax-credit investments.
(3)The three months ended September 30, 2022, is comprised of a gain related to the early termination of repurchase agreements.

WEBSTER FINANCIAL CORPORATION
Reconciliations to GAAP Financial Measures (continued)

	At or for the Three Months Ended
(In thousands, except per share data)	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Tangible equity:
Stockholders' equity	$8,294,294	$8,056,186	$7,826,410	$7,997,788	$8,177,135
Less: Goodwill and other intangible assets	2,861,310	2,713,446	2,721,040	2,729,551	2,738,353
Tangible stockholders' equity	$5,432,984	$5,342,740	$5,105,370	$5,268,237	$5,438,782
Total assets	$74,844,395	$71,277,521	$69,052,566	$67,595,021	$65,131,484
Less: Goodwill and other intangible assets	2,861,310	2,713,446	2,721,040	2,729,551	2,738,353
Tangible assets	$71,983,085	$68,564,075	$66,331,526	$64,865,470	$62,393,131
Tangible equity	7.55%	7.79%	7.70%	8.12%	8.72%

Tangible common equity:
Tangible stockholders' equity	$5,432,984	$5,342,740	$5,105,370	$5,268,237	$5,438,782
Less: Preferred stock	283,979	283,979	283,979	283,979	283,979
Tangible common stockholders' equity	$5,149,005	$5,058,761	$4,821,391	$4,984,258	$5,154,803
Tangible assets	$71,983,085	$68,564,075	$66,331,526	$64,865,470	$62,393,131
Tangible common equity	7.15%	7.38%	7.27%	7.68%	8.26%

Tangible book value per common share:
Tangible common stockholders' equity	$5,149,005	$5,058,761	$4,821,391	$4,984,258	$5,154,803
Common shares outstanding	174,712	174,008	174,116	176,041	178,102
Tangible book value per common share	$29.47	$29.07	$27.69	$28.31	$28.94

Core deposits:
Total deposits	$55,297,479	$54,054,340	$54,008,887	$53,077,157	$54,356,283
Less: Certificates of deposit	3,855,406	2,729,332	2,311,484	2,554,102	2,821,097
Brokered certificates of deposit	674,373	1,431,617	258,110	—	—
Core deposits	$50,767,700	$49,893,391	$51,439,293	$50,523,055	$51,535,186

Three months ended March 31, 2023
Adjusted ROATCE:
Net income	$221,004
Less: Preferred stock dividends	4,163
Add: Intangible assets amortization, tax-effected	7,503
Strategic initiatives and other, tax-effected	15,288
Merger related, tax-effected	26,956
Adjusted income	$266,588
Adjusted income, annualized basis	$1,066,352
Average stockholders' equity	$8,215,676
Less: Average preferred stock	283,979
Average goodwill and other intangible assets	2,849,673
Average tangible common stockholders' equity	$5,082,024
Adjusted return on average tangible common stockholders' equity	20.98%

Adjusted ROAA:
Net income	$221,004
Add: Strategic initiatives and other, tax-effected	15,288
Merger related, tax-effected	26,956
Adjusted income	$263,248
Adjusted income, annualized basis	$1,052,992
Average assets	$72,316,525
Adjusted return on average assets	1.46%

GAAP to adjusted reconciliation:
	Three months ended March 31, 2023
(In millions, except per share data)	Pre-Tax Income	Net Income Available to Common Stockholders	Diluted EPS
Reported (GAAP)	$286.8	$216.8	$1.24
Merger related expenses	36.1	27.0	0.16
Strategic initiatives and other	20.5	15.3	0.09
Adjusted (non-GAAP)	$343.4	$259.1	$1.49